FILED
                                                             STATE OF WASHINGTON
                                                                 MAY 14, 2001
                                                              SECRETARY OF STATE
                               ARTICLES OF MERGER

                              GO ACQUISITION, INC.

                                       AND

                                GO SOFTWARE, INC.

Pursuant to the provisions of RC W 23B.11.050, the following Articles of Merger are executed for the purpose of merging Go Acquisition, Inc., a Washington corporation (the "DISAPPEARING CORPORATION"), unto Go Software, Inc., a Washington corporation (the "SURVIVING CORPORATION").

     1. The Agreement and Plan of Merger and Exchange of Stock approved by the sole shareholder of the Disappearing Corporation and the shareholder of the Surviving Corporation is attached hereto as Exhibit A.

     2. The Agreement and Plan of Merger was duly approved by the sole shareholder of the Disappearing Corporation and the shareholder of the Surviving Corporation pursuant to RCW 23B.11.030.

Dated: May 11, 2001.

                                        GO SOFTWARE, INC.

                                        By: /s/ Dwayne Walker
                                            --------------------------
                                        Name: Dwayne Walker
                                              ------------------------
                                        Its: President
                                             -------------------------